Exhibit 99.1
TIME WARNER INC. REPORTS SECOND QUARTER 2006 RESULTS
NEW YORK, August 2, 2006 — Time Warner Inc. (NYSE:TWX) today reported financial results for its second quarter ended June 30, 2006.
In making the announcement, Chairman and Chief Executive Officer Dick Parsons said: “We’re pleased with this quarter’s results, which put us firmly on track to achieve our full-year financial objectives. Especially significant was our generation of Free Cash Flow over the first half of the year, totaling more than $2.6 billion, or 49% of our Adjusted OIBDA. Our Cable, Filmed Entertainment and Networks segments delivered standout operating performances, while AOL posted a better-than-expected quarter. Key to these results were impressive strength in AOL’s advertising revenues and across-the-board subscriber and profit growth at Time Warner Cable.”
Mr. Parsons added: “With the closing of the Adelphia-Comcast transaction, Time Warner Cable is now focused on integrating and upgrading the acquired systems and setting the stage for an aggressive deployment of Time Warner Cable’s advanced digital video, high-speed data and Digital Phone services in the coming months. In addition, we’re continuing to return substantial value directly to our shareholders — including repurchasing 14% of our outstanding common stock for approximately $11.7 billion since starting the program last year.”
Company Results
In the quarter, Revenues rose 1% over the same period in 2005 to $10.7 billion, led by growth at the Cable and Networks segments.
Adjusted Operating Income before Depreciation and Amortization climbed 7% to $2.7 billion, reflecting double-digit increases at the Cable and Filmed Entertainment segments as well as a gain at the Networks segment. This growth was offset partly by declines at the Publishing and AOL segments. Operating Income rose to $1.8 billion from a prior year loss, reflecting primarily higher Adjusted Operating Income before Depreciation and Amortization and the absence of the $3 billion in legal reserves related to securities litigation recognized in the prior year quarter.
For the first six months, Cash Provided by Operations was $4.2 billion, and Free Cash Flow totaled $2.6 billion (reflecting a 49% conversion rate of Adjusted Operating Income before Depreciation and Amortization). As of June 30, Net Debt totaled $22.2 billion, up $6.1 billion from $16.1 billion at the end of 2005.
Diluted Income per Common Share before Discontinued Operations and Cumulative Effect of Accounting Change was $0.20 for the three months ended June 30, compared to a loss of $0.09 in last year’s second quarter. The current and prior year amounts included certain items affecting comparability that are described in detail in the Consolidated Reported Net Income and Per Share Results section below. Such items did not meaningfully affect the current year’s diluted common share results and decreased prior year results by $0.25 per diluted common share.

Stock Repurchase Program Update
From the inception of its stock repurchase program through August 1, 2006, the Company has repurchased approximately 675 million shares of common stock for approximately $11.7 billion.
At existing price levels, the Company continues to expect that it will purchase approximately $15 billion of its common stock by the end of 2006, and the remainder of its $20 billion program in 2007.

Performance of Segments
The schedules below reflect Time Warner’s performance for the three and six months ended June 30, by line of business (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
		(recast)		(recast)
Revenues:
AOL	$2,046	$2,097	$4,027	$4,230
Cable	2,721	2,357	5,301	4,603
Filmed Entertainment	2,363	2,636	5,142	5,650
Networks	2,694	2,479	5,106	4,754
Publishing	1,322	1,351	2,448	2,480
Intersegment elimination	(438)	(335)	(805)	(769)

Total Revenues	$10,708	$10,585	$21,219	$20,948

Adjusted Operating Income (Loss) before Depreciation and Amortization (a):
AOL (b)	$505	$528	$947	$1,058
Cable	1,033	891	1,965	1,687
Filmed Entertainment	229	209	686	592
Networks (c)	696	641	1,565	1,435
Publishing (d)	272	306	388	438
Corporate (e)(f)	(94)	(107)	(211)	(220)
Intersegment elimination(c)	14	21	22	(1)

Total Adjusted Operating Income (Loss) before Depreciation and Amortization	$2,655	$2,489	$5,362	$4,989

Operating Income (Loss):
AOL (b)	$328	$346	$597	$660
Cable	595	486	1,096	886
Filmed Entertainment	141	127	509	428
Networks (c)	621	576	1,419	1,311
Publishing (d)	230	251	301	333
Corporate (e)	(103)	(117)	(213)	(239)
Securities litigation expenses, net (g)	(32)	(3,003)	(61)	(3,009)
Intersegment elimination (c)	14	21	22	(1)

Total Operating Income (Loss)	$1,794	$(1,313)	$3,670	$369

(a)	Adjusted Operating Income (Loss) before Depreciation and Amortization excluded the impact of noncash impairments of goodwill, intangible and fixed assets, as well as gains and losses on asset sales and amounts related to securities litigation and government investigations. Operating Income (Loss) included these amounts in their respective periods. Refer to the reconciliations of Adjusted Operating Income (Loss) before Depreciation and Amortization to Operating Income (Loss) before Depreciation and Amortization on page 13.

(b)	For the six months ended June 30, 2006, Adjusted Operating Income before Depreciation and Amortization excluded a $2 million gain from the resolution of a previously contingent gain related to the 2004 sale of Network Security Solutions. For the three and six months ended June 30, 2005, Adjusted Operating Income before Depreciation and Amortization excluded a $5 million gain related to the sale of a building and a $3 million gain from the resolution of a previously contingent gain related to the 2004 sale of Netscape Security Solutions. Additionally, for the six months ended June 30, 2005, Adjusted Operating Income before Depreciation and Amortization excluded a $24 million noncash goodwill impairment charge related to America Online Latin America, Inc., and a $2 million gain from the resolution of a contingent gain related to the 2004 sale of Network Security Solutions. Operating Income included these amounts in their respective periods.

(c)	For the three and six months ended June 30, 2006, Adjusted Operating Income before Depreciation and Amortization and Operating Income included The WB Network shutdown costs of $81 million at the Networks segment. Excluded from the $81 million of shutdown costs is $29 million of intersegment eliminations related to terminating programming arrangements with other Time Warner divisions. Including intersegment eliminations, the net impact to the Company is $52 million.

(d)	For the six months ended June 30, 2005, Adjusted Operating Income before Depreciation and Amortization excluded an $8 million gain related to the collection of a loan made in conjunction with the Company’s 2003 sale of Time Life Inc., which was previously fully reserved due to concerns about recoverability. Operating Income included this amount in the same period.

(e)	For the six months ended June 30, 2006, Adjusted Operating Loss before Depreciation and Amortization excluded a $20 million gain on the sale of two aircraft. Operating Loss included this amount in the same period.

(f)	For the three and six months ended June 30, 2006, Adjusted Operating Loss before Depreciation and Amortization excluded $32 million and $61 million, respectively, in net expenses related to the securities litigation and government investigations. For the three and six months ended June 30, 2005, Adjusted Operating Loss before Depreciation and Amortization excluded $3 billion in legal reserves related to the securities litigation. Additionally, for the three and six months ended June 30, 2005, Adjusted Operating Loss before Depreciation and Amortization excluded $3 million and $9 million, respectively, in net expenses related to the securities litigation and government investigations.

(g)	Represents amounts related to the securities litigation and government investigations. For segment reporting purposes in the Company’s financial statements, amounts are reflected in the results of the Corporate segment. For the three and six months ended June 30, 2006, $32 million and $61 million, respectively, in net expenses related to the securities litigation and government investigations were included. For the three and six months ended June 30, 2005, $3 billion in legal reserves related to the securities litigation were included. Additionally, for the three and six months ended June 30, 2005, $3 million and $9 million, respectively, in net expenses related to the securities litigation and government investigations were included.

Presented below is a discussion of Time Warner’s segments for the second quarter of 2006. Unless otherwise noted, the dollar amounts in parentheses represent year-over-year changes.
AOL
Revenues declined 2% ($51 million) to $2.0 billion, due to an 11% decrease ($188 million) in Subscription revenues, offset in part by a 40% increase ($129 million) in Advertising revenues. The decline in Subscription revenues was due primarily to a decrease in domestic AOL brand subscribers and an unfavorable impact from changes in foreign currency exchange rates ($16 million). The growth in Advertising revenues reflected strong growth across each of the major advertising categories — display, pay for performance and paid-search.
Adjusted Operating Income before Depreciation and Amortization decreased 4% ($23 million) to $505 million, as lower Subscription revenues and higher traffic acquisition costs were offset partly by higher Advertising revenues and a reduction in marketing and network costs. This quarter’s results included $15 million in restructuring charges related to the closure of one member services center and the scaling back of two others. The year-ago quarter benefited from a $15 million favorable tax settlement at AOL Europe and a $2 million reversal of restructuring costs.
Operating Income declined 5% ($18 million) to $328 million, due largely to lower Adjusted Operating Income before Depreciation and Amortization as well as the absence of the prior year quarter’s gain from the sale of a building ($5 million) and the resolution of a previously contingent gain from the 2004 sale of Netscape Security Solutions ($3 million), offset partially by lower depreciation ($8 million) and amortization ($5 million) expenses.
Audience and Member Updates
During the second quarter, AOL had 113 million average monthly domestic unique visitors and nearly 52 billion domestic page views, according to comScore Media Metrix, which translates into 153 average monthly page views per unique visitor.
As of June 30, 2006, the AOL service totaled 17.7 million U.S. members, a decline of 976,000 from the prior quarter and 3.1 million from the year-ago quarter. In Europe, the AOL service had 5.6 million members as of June 30, 2006 a decrease of 218,000 from the previous quarter and a decline of 571,000 from last year’s quarter.
CABLE (Time Warner Cable)
Revenues rose 15% ($364 million) to $2.7 billion, reflecting primarily an increase of 16% ($358 million) in Subscription revenues. Subscription revenues benefited from a 23% increase ($121 million) in high-speed data revenues, significant growth in Digital Phone revenues ($112 million), a 21% rise ($41 million) in enhanced digital video services revenues and higher current year basic cable rates and subscriber levels. Average monthly subscription revenue per basic cable subscriber rose 14% to approximately $91, marking 22 consecutive quarters of double-digit, year-over-year growth.
Operating Income before Depreciation and Amortization climbed 16% ($142 million) to $1.0 billion, benefiting from growth in Subscription revenues, offset in part by a 9% increase ($49 million) in programming expenses and an increase in operating expenses driven by the expansion of new services. Included in this quarter’s results was a $13 million charge reflecting an adjustment to a prior period facility rent expense, offset partially by a $10 million benefit related to third-party maintenance fees due to the resolution of terms with an equipment vendor. Additionally, the prior year quarter included a $14 million charge related to the resolution of contractual terms with a program vendor. The current and prior year periods also reflect merger-related and restructuring charges of $12 million and $13 million, respectively.
Operating Income grew 22% ($109 million) to $595 million, driven by the increase in Operating Income before Depreciation and Amortization, offset partly by higher depreciation expense ($32 million).
Highlights
On July 31, 2006, a subsidiary of Time Warner Cable acquired, concurrently with Comcast Corporation, substantially all of the assets of Adelphia Communications Corporation.
As of June 30, 2006, Time Warner Cable managed 11.1 million basic video cable subscribers, which included 1.6 million subscribers in an unconsolidated joint venture. Last month, Comcast Corporation notified Time Warner Cable of its desire to dissolve the Texas and Kansas City Cable joint venture representing all of these unconsolidated subscribers. As a result, on August 1, 2006, Time Warner Cable notified Comcast Corporation of its intent to take full ownership of Kansas City, Southwest Texas and New Mexico cable systems, while Comcast Corporation would receive Houston cable systems.
Basic video cable subscribers increased 18,000 during the quarter — the fourth straight quarter of growth and the largest second-quarter gain since 2002. Digital video subscribers rose 171,000 over the previous quarter for a total of 5.8 million, also marking the largest second-quarter increase since 2002. Digital penetration of basic video cable subscribers reached nearly 53% at the end of the quarter. Digital Video Recorder subscribers climbed 157,000 to end the quarter at 1.9 million subscribers, representing 32% of digital video customers.
Residential high-speed data subscribers rose by 230,000 during the quarter for a total of 5.4 million, representing 27% of service-ready homes passed. This is the sixth consecutive quarter in which net subscriber additions surpassed 200,000. Digital Phone subscribers grew by 234,000 in the quarter for a total of 1.6 million — the fifth straight quarter with growth of over 200,000 subscribers — representing 9% of service-ready homes passed.
FILMED ENTERTAINMENT  (Warner Bros. Entertainment & New Line Cinema)
Revenues declined 10% ($273 million) to $2.4 billion, due primarily to difficult comparisons to higher home video revenues in the prior year quarter, which included Ocean’s 12 and The Aviator as well as several seasons of Seinfeld. Additionally, the second quarter of 2005 benefited from significant revenue from theatrical product on television, including various Harry Potter availabilities.
Operating Income before Depreciation and Amortization grew 10% ($20 million) to $229 million, reflecting higher contributions from television product at Warner Bros., due to reduced costs on the current mix of product as well as the first-cycle, off-network availability of the first three seasons of Without A Trace and the second-cycle, off-network availability of Friends, offset partly by lower contributions from theatrical product due to difficult prior year comparisons.
Operating Income rose 11% ($14 million) to $141 million, reflecting an increase in Operating Income before Depreciation and Amortization, offset partly by increases in depreciation and amortization expenses ($6 million).
Highlights
Warner Bros.’ Superman Returns, released domestically on June 28, 2006, has generated worldwide box office receipts of approximately $320 million through July 31, 2006.

Warner Home Video ranked #1 in home video sales in the U.S. for the year through June 24, 2006, with a 19.4% share.
Warner Bros. Television received 25 Primetime Emmy nominations this year, led by Two and a Half Men and The West Wing, and Warner Home Video received five nominations for documentaries produced as part of two Warner Home Video retrospective collections — John Ford/John Wayne: The Filmmaker and the Legend and Stardust: The Bette Davis Story.
NETWORKS (Turner Broadcasting, HBO & The WB Network)
Revenues rose 9% ($215 million) to $2.7 billion, reflecting higher Subscription and Advertising revenues — including the consolidation of Court TV ($65 million). Subscription revenues climbed 9% ($125 million), due to higher rates and increased subscribers at Turner and HBO as well as the consolidation of Court TV ($20 million), offset in part by a favorable audit claim settlement in the prior year quarter. Advertising revenues were up 8% ($67 million), led by 11% growth at Turner, including Court TV ($43 million), offset partly by a 9% decrease at The WB Network. Content revenues increased 7% ($16 million), due primarily to higher ancillary sales of HBO’s original programming.
Operating Income before Depreciation and Amortization climbed 9% ($55 million) to $696 million. Growth in revenues and the consolidation of Court TV ($13 million) were offset in part by higher programming expenses. The current quarter’s results also include $81 million of shutdown costs at The WB Network, excluding the impact of intersegment eliminations (see footnote (c) on page 3).
Operating Income grew 8% ($45 million) to $621 million, due to the increase in Operating Income before Depreciation and Amortization as well as lower amortization expense ($3 million), offset partly by higher depreciation expense ($13 million).
Highlights
On May 12, 2006, the Company acquired the 50% interest in Court TV it did not already own from Liberty Media Corporation. Court TV results have been consolidated retroactive to the beginning of 2006.
Among advertising-supported cable networks, TNT finished the quarter ranked #1 in prime-time among Adults 18-49, Adults 25-54, Persons 2+ and Households as well as Total-Day Delivery among Adults 18-49 and 25-54. TNT’s June 12 premiere of The Closer set advertising-supported cable records for the largest delivery ever of Persons 2+ and Households for an original scripted series telecast and was advertising-supported cable’s top program for the month of June among Adults 25-54. TNT’s July 12 premiere of Nightmares and Dreamscapes: From the Stories of Stephen King ranks as advertising-supported cable’s #1 new original scripted series debut of the year among Adults 18-49 and Adults 25-54. TBS accounted for four of the top five comedies on advertising-supported cable networks among Adults 18-49 for the quarter.
For the quarter, Cartoon Network was the #1 advertising-supported cable network in prime-time delivery of Kids 2-11 and 6-11. Adult Swim finished the quarter #1 in total-day delivery of Adults 18-34 and Men 18-34 among all advertising-supported cable networks.
HBO received 97 Primetime Emmy nominations — the most of any network for the sixth year in a row — led by Elizabeth I, Mrs. Harris, Six Feet Under and Rome. Turner’s TNT earned 17 nominations, more than any other basic cable network. TNT’s Into the West outpaced all other programs this year with 16 nominations — the most nominations ever for a basic cable mini-series. The WB Network garnered four nominations, and Cartoon Network and Turner Classic Movies each collected two nominations.

PUBLISHING (Time Inc.)
Revenues declined 2% ($29 million) to $1.3 billion, reflecting decreases in Subscription ($23 million), Other ($14 million) and Content ($6 million) revenues, offset partially by higher Advertising revenues ($14 million). The decline in Subscription revenues was related to an unfavorable impact from changes in foreign currency exchange rates at IPC ($9 million) as well as decreases at Southern Living due primarily to one fewer issue in 2006. The decrease in Other revenues was due largely to lower commerce revenues at Oxmoor House and Synapse. Advertising revenues benefited mainly from an increase in online Advertising revenues, driven by CNNMoney and SI.com. In addition, revenue increases from Time and People, as well as recent magazine launches, such as Life, were more than offset by decreases in certain domestic magazines.
Operating Income before Depreciation and Amortization decreased 11% ($34 million) to $272 million, driven by declines at the non-magazine businesses and certain domestic magazines as well as the impact of the quarter’s $22 million in restructuring costs, offset in part by lower start-up losses.
Operating Income declined 8% ($21 million) to $230 million, due to lower Operating Income before Depreciation and Amortization, offset partly by lower amortization ($11 million) and depreciation ($2 million) expenses.
Highlights
Based on Publishers Information Bureau (PIB) data, Time Inc.’s 2006 industry-leading share of overall domestic advertising through June 30, 2006 was 22.8%.
Time magazine won the top award at the National Magazine Awards, placing first in the General Excellence category among magazines with a circulation of over two million. In addition, Time’s special report on Hurricane Katrina was recognized as the best Single-Topic issue. Golf Magazine received its first-ever National Magazine Award in the category of Leisure Interests, something no other golf publication has achieved.
Consolidated Reported Net Income (Loss) and Per Share Results
For the three months ended June 30, 2006, the Company reported Net Income of $1.0 billion, or $0.24 per diluted common share. This compares to a Net Loss in 2005 of $409 million, or $0.09 per diluted common share.
For the three months ended June 30, 2006, the Company reported Income before Discontinued Operations and Cumulative Effect of Accounting Change of $865 million, or $0.20 per diluted common share. This compares to Loss before Discontinued Operations and Cumulative Effect of Accounting Change in 2005 of $425 million, or $0.09 per diluted common share.
Certain pretax items in the current year quarter affected comparability, including $32 million in expenses related to securities litigation and government investigations offset by $20 million of net investment gains and a $9 million tax benefit associated with the recognition of net capital loss carryforwards. Certain pretax items in the prior year quarter’s amount similarly affected comparability, including $3 billion in legal reserves related to securities litigation, a $27 million loss on the Warner Music Group option and $3 million in expenses related to securities litigation. These 2005 items were offset in part by a $925 million gain on the sale of the Company’s remaining stake in Google, a $36 million gain on the sale of an investment in Columbia House, $21 million of net investment gains, a $5 million gain on the sale of a building at AOL, a $3 million gain related to the 2004 sale of Netscape Security Solutions, and an approximate $305 million tax benefit related to state tax law changes.
In the aggregate, these items had the net effect of increasing the current year quarter’s Income before Discontinued Operations and Cumulative Effect of Accounting Change by $2 million (net of taxes), having no meaningful effect on earnings per diluted common share, and reducing the previous year quarter’s Income before Discontinued Operations and Cumulative Effect of Accounting Change by $1.2 billion (net of taxes), or $0.25 per diluted common share. Excluding such items, the growth in Income before Discontinued Operations and Cumulative Effect of Accounting Change and Diluted Income per Common Share before Discontinued Operations and Cumulative Effect of Accounting Change was driven primarily by an increase in Operating Income (Loss) and a decrease in the provision for income taxes.
Use of Operating Income (Loss) before Depreciation and Amortization, Adjusted Operating Income (Loss) before Depreciation and Amortization and Free Cash Flow
The Company utilizes Operating Income (Loss) before Depreciation and Amortization, among other measures, to evaluate the performance of its businesses. The Company also evaluates the performance of its businesses using Operating Income (Loss) before Depreciation and Amortization excluding the impact of noncash impairments of goodwill, intangible and fixed assets, as well as gains and losses on asset sales, and amounts related to securities litigation and government investigations (referred to herein as Adjusted Operating Income (Loss) before Depreciation and Amortization). Both Operating Income (Loss) before Depreciation and Amortization and Adjusted Operating Income (Loss) before Depreciation and Amortization are considered important indicators of the operational strength of the Company’s businesses. Operating Income (Loss) before Depreciation and Amortization eliminates the uneven effect across all business segments of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Moreover, Adjusted Operating Income (Loss) before Depreciation and Amortization does not reflect gains and losses on asset sales or amounts related to securities litigation and government investigations or any impairment charge related to goodwill, intangible assets and fixed assets. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets, investment spending levels and return on capital.
Free Cash Flow is Cash Provided by Operations (as defined by U.S. generally accepted accounting principles) plus payments related to securities litigation and government investigations (net of any insurance recoveries) and excess tax benefits from the exercise of stock options, less cash flow attributable to discontinued operations, capital expenditures and product development costs, principal payments on capital leases and partnership distributions, if any. The Company uses Free Cash Flow to evaluate the performance of its businesses and this measure is considered an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock. A limitation of this measure, however, is that it does not reflect payments made in connection with the securities litigation and government investigations, which reduce liquidity.
Operating Income (Loss) before Depreciation and Amortization, Adjusted Operating Income (Loss) before Depreciation and Amortization and Free Cash Flow should be considered in addition to, not as a substitute for, the Company’s Operating Income (Loss), Net Income (Loss) and various cash flow measures (e.g., Cash Provided by Operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

About Time Warner Inc.
Time Warner Inc. is a leading media and entertainment company, whose businesses include interactive services, cable systems, filmed entertainment, television networks and publishing.
Information on Business Outlook Release and Earnings Conference Call
Time Warner Inc. issued a separate release today regarding its 2006 full-year business outlook. The Company’s earnings conference call can be heard live at 8:30 am ET on Wednesday, August 2, 2006. To listen to the call, visit www.timewarner.com/investors or AOL Keyword: IR.
Information on AOL’s Business Strategy and Conference Call
Time Warner Inc. issued a separate release today regarding AOL’s business strategy.
The Company’s conference call to discuss AOL’s business strategy can be heard live at 11:00 am ET on Wednesday, August 2, 2006. To listen to the call, visit www.timewarner.com/investors or AOL Keyword: IR.
Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other factors affecting the operation of the businesses of Time Warner Inc. More detailed information about these factors may be found in filings by Time Warner with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Time Warner is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
Contacts:

Corporate Communications	Investor Relations
Edward Adler (212) 484-6630	Jim Burtson (212) 484-8719
Susan Duffy (212) 484-6686	Chris Clipper (212) 484-6297
Mark Holmes (212) 484-8206

TIME WARNER INC.
CONSOLIDATED BALANCE SHEET
(Unaudited)

	June 30,	December 31,
	2006	2005
		(recast)
	(millions)
ASSETS

Current assets
Cash and equivalents	$1,244	$4,220
Restricted cash	73	—
Receivables, less allowances of $1.949 and $2.061 billion	5,600	6,546
Inventories	1,804	2,041
Prepaid expenses and other current assets	1,355	892
Current assets of discontinued operations	—	351

Total current assets	10,076	14,050
Noncurrent inventories and film costs	4,580	4,597
Investments, including available-for-sale securities	3,247	3,518
Property, plant and equipment, net	14,119	13,664
Intangible assets subject to amortization, net	4,534	3,492
Intangible assets not subject to amortization	38,437	39,685
Goodwill	41,457	40,234
Other assets	3,142	3,120
Noncurrent assets of discontinued operations	—	383

Total assets	$119,592	$122,743

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$889	$1,207
Participations payable	2,451	2,401
Royalties and programming costs payable	998	946
Deferred revenue	1,550	1,473
Debt due within one year	73	92
Other current liabilities	5,064	6,158
Current liabilities of discontinued operations	70	230

Total current liabilities	11,095	12,507
Long-term debt	23,396	20,238
Deferred income taxes	13,967	13,045
Deferred revenue	651	681
Other liabilities	5,112	5,369
Noncurrent liabilities of discontinued operations	7	15
Minority interests	6,057	5,747

Shareholders’ equity
Series LMCN-V common stock, $0.01 par value, 92.6 and 87.2 million shares issued and outstanding	1	1
Time Warner common stock, $0.01 par value, 4.729 and 4.706 billion shares issued and 3.990 and 4.498 billion shares outstanding	47	47
Paid-in-capital	169,755	168,635
Treasury stock, at cost (739.0 and 208.0 million shares)	(14,659)	(5,463)
Accumulated other comprehensive gain (loss), net	151	(64)
Accumulated deficit	(95,988)	(98,015)

Total shareholders’ equity	59,307	65,141

Total liabilities and shareholders’ equity	$119,592	$122,743

Note: Certain reclassifications have been made to the prior year’s financial information to conform to the June 30, 2006 presentation.
See accompanying notes.

TIME WARNER INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
		(recast)		(recast)
	(millions, except per share amounts)
Revenues:
Subscription	$5,861	$5,611	$11,542	$11,096
Advertising	2,239	2,016	4,041	3,661
Content	2,306	2,674	5,062	5,650
Other	302	284	574	541

Total revenues	10,708	10,585	21,219	20,948
Costs of revenues	(6,022)	(6,173)	(11,864)	(12,087)
Selling, general and administrative	(2,622)	(2,568)	(5,245)	(5,155)
Amortization of intangible assets	(135)	(151)	(268)	(299)
Amounts related to securities litigation and government investigations	(32)	(3,003)	(61)	(3,009)
Merger-related, restructuring and shutdown costs	(103)	(11)	(133)	(23)
Asset impairments	—	—	—	(24)
Gains on disposal of assets, net	—	8	22	18

Operating income (loss)	1,794	(1,313)	3,670	369
Interest expense, net	(337)	(324)	(636)	(670)
Other income, net	49	989	360	1,100
Minority interest expense, net	(114)	(69)	(196)	(123)

Income (loss) before income taxes, discontinued operations and cumulative effect of accounting change	1,392	(717)	3,198	676
Income tax benefit (provision)	(527)	292	(1,135)	(193)

Income (loss) before discontinued operations and cumulative effect of accounting change	865	(425)	2,063	483
Discontinued operations, net of tax	142	16	374	23

Income (loss) before cumulative effect of accounting change	1,007	(409)	2,437	506
Cumulative effect of accounting change, net of tax	—	—	25	—

Net income (loss)	$1,007	$(409)	$2,462	$506

Basic income (loss) per common share before discontinued operations and cumulative effect of accounting change	$0.20	$(0.09)	$0.47	$0.10
Discontinued operations	0.04	—	0.09	0.01
Cumulative effect of accounting change	—	—	—	—

Basic net income (loss) per common share	$0.24	$(0.09)	$0.56	$0.11

Diluted income (loss) per common share before discontinued operations and cumulative effect of accounting change	$0.20	$(0.09)	$0.47	$0.10
Discontinued operations	0.04	—	0.09	0.01
Cumulative effect of accounting change	—	—	—	—

Diluted net income (loss) per common share	$0.24	$(0.09)	$0.56	$0.11

Average basic common shares	4,227.9	4,683.1	4,363.7	4,636.6

Average diluted common shares	4,266.2	4,683.1	4,405.7	4,725.6

Cash dividends declared per share of common stock	$0.05	$—	$0.10	$—

Note: Certain reclassifications have been made to the prior year’s financial information to conform to the June 30, 2006 presentation.
See accompanying notes.

TIME WARNER INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
Six Months Ended June 30,
(Unaudited)

	2006	2005
		(recast)
	(millions)
OPERATIONS
Net income(a)	$2,462	$506
Adjustments for noncash and nonoperating items:
Cumulative effect of accounting change, net of tax	(25)	—
Depreciation and amortization	1,653	1,605
Amortization of film costs	1,564	1,675
Asset impairments	—	24
Gain on investments and other assets, net	(321)	(1,074)
Equity in income of investee companies, net of cash distributions	(28)	(33)
Equity-based compensation	161	213
Amounts related to securities litigation and government investigations(b)	(166)	2,700
Changes in operating assets and liabilities, net of acquisitions	(771)	(2,171)
Adjustments relating to discontinued operations	(372)	(13)

Cash provided by operations (c)	4,157	3,432

INVESTING ACTIVITIES
Investments and acquisitions, net of cash acquired	(1,015)	(258)
Capital expenditures and product development costs	(1,736)	(1,446)
Capital expenditures from discontinued operations	—	(2)
Investment proceeds from available-for-sale securities	23	976
Other investment proceeds	2,229	368

Cash used by investing activities	(499)	(362)

FINANCING ACTIVITIES
Borrowings	4,818	1
Debt repayments	(1,667)	(1,835)
Proceeds from exercise of stock options	306	158
Excess tax benefit on stock options	47	31
Principal payments on capital leases	(47)	(67)
Repurchases of common stock	(9,300)	—
Prepaid stock repurchase contracts	(340)	—
Dividends paid	(435)	—
Other	(16)	95

Cash used by financing activities	(6,634)	(1,617)

INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(2,976)	1,453
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	4,220	6,139

CASH AND EQUIVALENTS AT END OF PERIOD	$1,244	$7,592

(a)	The six months ended June 30, 2006 and 2005 include net income from discontinued operations of $374 million and $23 million, respectively.

(b)	The six months ended June 30, 2005 includes a $300 million payment related to the government investigations.

(c)	The six months ended June 30, 2006 and 2005 include an approximate $181 million source of cash and $36 million use of cash, respectively, related to changing the fiscal year end of certain international operations from November 30 to December 31.
Note: Certain reclassifications have been made to the prior year’s financial information to conform to the June 30, 2006 presentation.
See accompanying notes.

TIME WARNER INC.
RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION TO
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
(millions, unaudited)
Three Months Ended June 30, 2006

	Adjusted Operating		Amounts Related To Securities		Operating
	Income/(Loss)		Litigation &	Gains/(Losses)	Income/(Loss)
	Before Depreciation	Asset	Government	From	Before Depreciation
	And Amortization	Impairments	Investigations	Asset Disposals	And Amortization
AOL(a)	$505	$—	$—	$—	$505
Cable	1,033	—	—	—	1,033
Filmed Entertainment	229	—	—	—	229
Networks	696	—	—	—	696
Publishing	272	—	—	—	272
Corporate(b)	(94)	—	(32)	—	(126)
Intersegment elimination	14	—	—	—	14

Total	$2,655	$—	$(32)	$—	$2,623

Three Months Ended June 30, 2005
(Recast)

	Adjusted Operating		Amounts Related To Securities		Operating
	Income/(Loss)		Litigation &	Gains/(Losses)	Income/(Loss)
	Before Depreciation	Asset	Government	From	Before Depreciation
	And Amortization	Impairments	Investigations	Asset Disposals	And Amortization
AOL(a)	$528	$—	$—	$8	$536
Cable	891	—	—	—	891
Filmed Entertainment	209	—	—	—	209
Networks	641	—	—	—	641
Publishing	306	—	—	—	306
Corporate(b)	(107)	—	(3,003)	—	(3,110)
Intersegment elimination	21	—	—	—	21

Total	$2,489	$—	$(3,003)	$8	$(506)

(a)	For the three months ended June 30, 2005, Operating Income (Loss) before Depreciation and Amortization includes a $5 million gain related to the sale of a building and a $3 million gain from the resolution of a previously contingent gain related to the 2004 sale of Netscape Security Solutions (“NSS”).

(b)	For the three months ended June 30, 2006, Operating Income before Depreciation and Amortization includes $32 million in net expenses related to securities litigation and government investigations. For the three months ended June 30, 2005, Operating Income (Loss) before Depreciation and Amortization includes $3 billion in legal reserves related to securities litigation and $3 million in net expenses related to securities litigation and government investigations.

TIME WARNER INC.
RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION TO
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
(millions, unaudited)
Six Months Ended June 30, 2006

	Adjusted Operating		Amounts Related To Securities		Operating
	Income/(Loss)		Litigation &	Gains/(Losses)	Income/(Loss)
	Before Depreciation	Asset	Government	From	Before Depreciation
	And Amortization	Impairments	Investigations	Asset Disposals	And Amortization
AOL(a)	$947	$—	$—	$2	$949
Cable	1,965	—	—	—	1,965
Filmed Entertainment	686	—	—	—	686
Networks	1,565	—	—	—	1,565
Publishing	388	—	—	—	388
Corporate(b)	(211)	—	(61)	20	(252)
Intersegment elimination	22	—	—	—	22

Total	$5,362	$—	$(61)	$22	$5,323

Six Months Ended June 30, 2005
(Recast)

	Adjusted Operating		Amounts Related To Securities		Operating
	Income/(Loss)		Litigation &	Gains/(Losses)	Income/(Loss)
	Before Depreciation	Asset	Government	From	Before Depreciation
	And Amortization	Impairments	Investigations	Asset Disposals	And Amortization
AOL(a)	$1,058	$(24)	$—	$10	$1,044
Cable	1,687	—	—	—	1,687
Filmed Entertainment	592	—	—	—	592
Networks	1,435	—	—	—	1,435
Publishing(c)	438	—	—	8	446
Corporate(b)	(220)	—	(3,009)	—	(3,229)
Intersegment elimination	(1)	—	—	—	(1)

Total	$4,989	$(24)	$(3,009)	$18	$1,974

(a)	For the six months ended June 30, 2006, Operating Income before Depreciation and Amortization includes a $2 million gain from the resolution of a previously contingent gain related to the 2004 sale of NSS. For the six months ended June 30, 2005, Operating Income before Depreciation and Amortization includes a $24 million noncash goodwill impairment charge related to America Online Latin America, Inc. (“AOLA”), a $5 million gain related to the sale of a building and a $5 million gain from the resolution of a previously contingent gain related to the 2004 sale of NSS.

(b)	For the six months ended June 30, 2006, Operating Income before Depreciation and Amortization includes a $20 million gain on the sale of two aircraft and $61 million in net expenses related to securities litigation and government investigations. For the six months ended June 30, 2005, Operating Income before Depreciation and Amortization includes $3 billion in legal reserves related to securities litigation and $9 million in net expenses related to securities litigation and government investigations.

(c)	For the six months ended June 30, 2005, Operating Income before Depreciation and Amortization includes an $8 million gain related to the collection of a loan made in conjunction with the Company’s 2003 sale of Time Life Inc. (“Time Life”), which was previously fully reserved due to concerns about recoverability.

TIME WARNER INC.
RECONCILIATION OF OPERATING INCOME (LOSS) BEFORE DEPRECIATION
AND AMORTIZATION TO OPERATING INCOME (LOSS)
(millions, unaudited)
Three Months Ended June 30, 2006

	Operating Income/(Loss)
	Before Depreciation			Operating
	And Amortization	Depreciation	Amortization	Income/(Loss)
AOL(a)	$505	$(135)	$(42)	$328
Cable	1,033	(418)	(20)	595
Filmed Entertainment	229	(34)	(54)	141
Networks	696	(70)	(5)	621
Publishing	272	(28)	(14)	230
Corporate(b)	(126)	(9)	—	(135)
Intersegment elimination	14	—	—	14

Total	$2,623	$(694)	$(135)	$1,794

Three Months Ended June 30, 2005
(Recast)

	Operating Income/(Loss)
	Before Depreciation			Operating
	And Amortization	Depreciation	Amortization	Income/(Loss)
AOL(a)	$536	$(143)	$(47)	$346
Cable	891	(386)	(19)	486
Filmed Entertainment	209	(30)	(52)	127
Networks	641	(57)	(8)	576
Publishing	306	(30)	(25)	251
Corporate(b)	(3,110)	(10)	—	(3,120)
Intersegment elimination	21	—	—	21

Total	$(506)	$(656)	$(151)	$(1,313)

(a)	For the three months ended June 30, 2005, Operating Income (Loss) before Depreciation and Amortization and Operating Income (Loss) include a $5 million gain related to the sale of a building and a $3 million gain from the resolution of a previously contingent gain related to the 2004 sale of NSS.

(b)	For the three months ended June 30, 2006, Operating Income before Depreciation and Amortization and Operating Income include $32 million in net expenses related to securities litigation and government investigations. For the three months ended June 30, 2005, Operating Income (Loss) before Depreciation and Amortization and Operating Income (Loss) include $3 billion in legal reserves related to securities litigation and $3 million in net expenses related to securities litigation and government investigations.

TIME WARNER INC.
RECONCILIATION OF OPERATING INCOME (LOSS) BEFORE DEPRECIATION
AND AMORTIZATION TO OPERATING INCOME (LOSS)
(millions, unaudited)
Six Months Ended June 30, 2006

	Operating Income/(Loss)
	Before Depreciation			Operating
	And Amortization	Depreciation	Amortization	Income/(Loss)
AOL(a)	$949	$(270)	$(82)	$597
Cable	1,965	(829)	(40)	1,096
Filmed Entertainment	686	(68)	(109)	509
Networks	1,565	(138)	(8)	1,419
Publishing	388	(58)	(29)	301
Corporate(b)	(252)	(22)	—	(274)
Intersegment elimination	22	—	—	22

Total	$5,323	$(1,385)	$(268)	$3,670

Six Months Ended June 30, 2005
(Recast)

	Operating Income/(Loss)
	Before Depreciation			Operating
	And Amortization	Depreciation	Amortization	Income/(Loss)
AOL(a)	$1,044	$(290)	$(94)	$660
Cable	1,687	(762)	(39)	886
Filmed Entertainment	592	(60)	(104)	428
Networks	1,435	(112)	(12)	1,311
Publishing(c)	446	(63)	(50)	333
Corporate(b)	(3,229)	(19)	—	(3,248)
Intersegment elimination	(1)	—	—	(1)

Total	$1,974	$(1,306)	$(299)	$369

(a)	For the six months ended June 30, 2006, Operating Income before Depreciation and Amortization and Operating Income include a $2 million gain from the resolution of a previously contingent gain related to the 2004 sale of NSS. For the six months ended June 30, 2005, Operating Income before Depreciation and Amortization and Operating Income include a $24 million noncash goodwill impairment charge related to AOLA, a $5 million gain related to the sale of a building and a $5 million gain from the resolution of a previously contingent gain related to the 2004 sale of NSS.

(b)	For the six months ended June 30, 2006, Operating Income before Depreciation and Amortization and Operating Income include a $20 million gain on the sale of two aircraft and $61 million in net expenses related to securities litigation and government investigations. For the six months ended June 30, 2005, Operating Income before Depreciation and Amortization and Operating Income include $3 billion in legal reserves related to securities litigation and $9 million in net expenses related to securities litigation and government investigations.

(c)	For the six months ended June 30, 2005, Operating Income before Depreciation and Amortization and Operating Income include an $8 million gain related to the collection of a loan made in conjunction with the Company’s 2003 sale of Time Life, which was previously fully reserved due to concerns about recoverability.

TIME WARNER INC.
RECONCILIATION OF CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW
(millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
		(recast)		(recast)
Cash provided by operations	$1,810	$1,600	$4,157	$3,432
Less discontinued operations:
Net income (loss)	(142)	(16)	(374)	(23)
Other changes	146	27	372	13

Cash provided by continuing operations	1,814	1,611	4,155	3,422
Add payments related to securities litigation and government investigations	203	3	227	309
Add excess tax benefits on stock options	15	9	47	31
Less capital expenditures and product development costs	(955)	(796)	(1,736)	(1,446)
Less principal payments on capital leases	(24)	(30)	(47)	(67)

Free Cash Flow(a)	$1,053	$797	$2,646	$2,249

(a)	Free Cash Flow is cash provided by operations (as defined by U.S. generally accepted accounting principles (“GAAP”)) plus payments related to securities litigation and government investigations (net of any insurance recoveries), and excess tax benefits from the exercise of stock options, less cash flow attributable to discontinued operations, capital expenditures and product development costs, principal payments on capital leases, and partnership distributions, if any.

TIME WARNER INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1: Changes in Basis of Presentation
On May 12, 2006, the Company acquired the remaining 50% interest in Courtroom Television Network LLC (“Court TV”) that it did not already own from Liberty Media Corporation (“Liberty”) for $697 million in cash, net of cash acquired. As permitted by GAAP, Court TV results have been consolidated retroactive to the beginning of 2006. Previously, the Company had accounted for its investment using the equity method of accounting. The allocation of the Company’s purchase price is preliminary as the Company is performing a valuation analysis of the fair values of the identifiable tangible and intangible assets; however, the Company expects that intangible assets with finite lives will be identified in this process. Accordingly, as of June 30, 2006, approximately $853 million has been recorded as goodwill. For the three and six months ended June 30, 2006, Court TV revenues were $65 million and $127 million, respectively, and Operating Income was $12 million and $22 million, respectively.
In preparing the accompanying consolidated financial statements, the Company has recast the 2005 financial statements so that the basis of presentation is consistent with that of 2006. In particular, the Company has recast the 2005 financial statements to reflect the following:
Effective January 1, 2006, the Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“FAS 123R”). As provided for in FAS 123R, the Company has recast prior year financial statements so that they are comparable to those of 2006. The impact of the adoption of FAS 123R for the three months ended June 30, 2005 was to decrease the Company’s consolidated Operating Income before Depreciation and Amortization, income before income taxes, discontinued operations and cumulative effect of accounting change, and net income by $69 million, $67 million and $97 million, respectively, and at December 31, 2005 to increase shareholders’ equity and decrease deferred tax liabilities by approximately $2.2 billion. The impact of the adoption of FAS 123R for the six months ended June 30, 2005 was to decrease the Company’s consolidated Operating Income before Depreciation and Amortization, income before income taxes, discontinued operations and cumulative effect of accounting change, and net income by $196 million, $188 million and $171 million, respectively.
In the first quarter of 2006, the Company sold Time Warner Book Group (“TWBG”) and announced an agreement to sell Turner South (which closed on May 1, 2006). Accordingly, the Company has presented the financial condition and results of operations of TWBG and Turner South as discontinued operations for all periods presented. For the three months ended June 30, 2005, the impact of the sale of TWBG on the consolidated results was to decrease revenues, Operating Income before Depreciation and Amortization, income before income taxes, discontinued operations and cumulative effect of accounting change, and net income by $151 million, $31 million, $29 million and $19 million, respectively. For the six months ended June 30, 2005, the impact of the sale of TWBG on the consolidated results was to decrease revenues, Operating Income before Depreciation and Amortization, income before income taxes, discontinued operations and cumulative effect of accounting change, and net income by $261 million, $44 million, $38 million and $23 million, respectively. For the three months ended June 30, 2005, the impact of the sale of Turner South on the consolidated results was to decrease revenues and increase Operating Income before Depreciation and Amortization, income before income taxes, discontinued operations and cumulative effect of accounting change, and net income by $8 million, $1 million, $2 million and $0 million, respectively. For the six months ended June 30, 2005, the impact of the sale of Turner South on the consolidated results was to decrease revenues, Operating Income before Depreciation and Amortization, income before income taxes, discontinued operations and cumulative effect of accounting change, and net income by $18 million, $0 million, $0 million and $0 million, respectively.
In the first quarter of 2006, the Company changed its methodology for recognizing programming inventory costs at HBO. In accordance with Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections,” because this change involves a revision to an inventory costing principle, the change is reflected retrospectively for all periods presented. For the three months ended June 30, 2005, the impact of the methodology change on the consolidated results was to increase Operating Income before Depreciation and Amortization, income before income taxes, discontinued operations and cumulative effect of accounting change, and net income by $14 million, $14 million and $9 million, respectively. For the six months ended June 30, 2005, the impact of the methodology change on the consolidated results was to increase Operating Income before Depreciation and Amortization, income before income taxes, discontinued operations and cumulative effect of accounting change, and net income by $56 million, $56 million and $35 million, respectively.